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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 33-22847 of KRUG International Corp. on Form S-8, in the Registration Statement No. 33-67920 of KRUG International Corp. on Form S-8, in Registration Statement No. 333-06129 of KRUG International Corp. on Form S-8 and in Registration Statement No. 33-88190 of KRUG International Corp. on Form S-3 of our reports dated May 16, 1997, appearing in the Annual Report on Form 10-K of KRUG International Corp. for the year ended March 31, 1997.


DELOITTE & TOUCHE LLP
Dayton, Ohio

June 13, 1997